UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 28, 2020
ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Seaport Boulevard, Boston, Massachusetts 02210
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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:    (475) 230-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALXN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

As previously disclosed, on October 15, 2019, Alexion Pharmaceuticals, Inc. (“Alexion”) entered into an Agreement and Plan of Merger with Beagle Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alexion (“Merger Subsidiary”), and Achillion Pharmaceuticals, Inc. (“Achillion”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, Merger Subsidiary merged with and into Achillion, with Achillion surviving as a wholly owned subsidiary of Alexion (the “Merger”). The Merger became effective on January 28, 2020. At the effective time of the Merger, each share of Achillion common stock (other than certain excluded shares as described in the Merger Agreement) automatically converted into the right to receive (1) $6.30 in cash, without interest, and (2) one CVR pursuant to the CVR Agreement (each as defined below).
In connection with its acquisition of Achillion, Alexion entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Computershare Inc. as rights agent. Each contingent value right (“CVR”) entitles its holder to receive a payment in cash of (1) $1.00 upon the achievement of a Clinical Trial Milestone (as defined in the CVR Agreement) relating to the development of Achillion’s product candidate ACH-5228 prior to January 28, 2024 and (2) $1.00 upon Alexion’s first receipt of approval by the FDA of a new drug application or other regulatory approval application which approval grants Alexion the right to market and sell Achillion’s product candidate ACH-4471 in the United States prior to July 28, 2024.
The CVRs are not transferable except under certain limited circumstances described in the CVR Agreement, are not evidenced by a certificate or other instrument and are not registered or listed for trading. The CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in Alexion, Achillion or any of their affiliates. The maximum aggregate amount potentially payable by Alexion pursuant to the CVRs is approximately $306 million.
References to, and descriptions of, the CVR Agreement as set forth herein are not intended to be complete and are qualified in their entirety by the full text of the agreement, which is attached to this report as Exhibit 10.1, and is incorporated by reference in this Item 1.01.

Item 7.01 Regulation FD Disclosure.

On January 28, 2020, Alexion issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto.
The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing. In addition, Exhibit 99.1 contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Contingent Value Rights Agreement dated as of January 28, 2020 among Alexion Pharmaceuticals, Inc. and Computershare Inc.
99.1	Press Release issued by Alexion Pharmaceuticals, Inc. dated January 28, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2020	ALEXION PHARMACEUTICALS, INC.

By: /s/ Doug Barry
Name: Doug Barry
Title: Vice President, Corporate Law